EXHIBIT 99.1

Left Behind Games Inc. – CEO Update

Dear Fellow Stockholders:

The purpose of this letter is to inform our loyal shareholders that after nearly seven years of operations, nearly two years after our first product launch, we have successfully reported our first quarterly profit in today’s 10-Q filing. This is the result of our continued efforts to reduce expenses, successful negotiations with our former master distributor and reinvigorating our long-term licensing relationship with Tyndale House Publishers for the Left Behind video game and trademark rights.

We are confident that with the continued help of our investor base, we will get through these most difficult economic times and reach cash-flow operational profitability on a consistent basis.

With the holidays soon upon us, our committed team wishes to thank each of you for your continued support during these trying times. We pray that you and your loved ones will be blessed in ways you’ve never dreamed this Holiday Season. We want to encourage you to take the time to “make a difference” and express your love to those closest to you. Remember that ‘love’, in today’s constantly moving culture, is spelled ‘time’ and ‘family’.

I am hopeful to speak with all of our private investors in the next 10 days, but if we are unable to connect, please do call me so we can discuss your investment. I can be reached at (951) 634-5457.

Most sincerely,

Troy Lyndon /s

Chief Executive Officer

Inspired Media Entertainment

Left Behind Games Inc.

troy@inspiredmedia.com

(951) 634-5457 Direct

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2006, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.